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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SASKATCHEWAN INC.

     We hereby consent to (a) the use, through incorporation by reference in Registration Statement No. 33-57920, of our report dated February 10, 1999, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and (b) the reference to us under the heading "Experts" in such Registration Statement.

/s/
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DELOITTE & TOUCHE LLP
CHARTERED ACCOUNTANTS
Saskatoon, Saskatchewan, Canada
April 28, 1999